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                              REDEMPTION AGREEMENT

      THIS REDEMPTION AGREEMENT ("Agreement") is entered into as of May 1, 2003, between Crown Atlantic Holding Company LLC, a Delaware limited liability company (the "Company"), and Bell Atlantic Mobile, Inc., a Delaware corporation ("BAM").

                                    RECITALS

      WHEREAS, BAM is a Member in the Company and owns a Membership Interest and Percentage Interest in the Company;

      WHEREAS, the Company desires to redeem, and BAM desires to transfer to the Company, a 19.155% Membership Interest and Percentage Interest of the Company (the "Redeemed Interest"), being a portion of the Membership Interest and Percentage Interest of BAM in the Company, on the terms and conditions set forth herein; and

      WHEREAS, capitalized terms that are used in this Agreement but not defined herein shall have the respective meanings given to them in the Operating Agreement of the Company dated as of March 31, 1999.

      NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions set forth herein, and intending to be legally bound, the parties agree as follows:

      1. THE REDEMPTION TRANSACTION.

            (a) Redemption and Transfer of the Redeemed Interest. The Company hereby redeems and BAM hereby transfers to the Company, the Redeemed Interest. Simultaneously with the execution and delivery of this Agreement, BAM shall deliver to the Company such instruments as the Company may reasonably request in order to effect the transfer of the Redeemed Interest by BAM to the Company.

            (b) Consideration for Transfer of the Redeemed Interest. In consideration for the transfer of the Redeemed Interest by BAM, the Company hereby assigns and transfers to BAM, clear, full and complete right title and interest in and to the CCIC Contributed Shares, including all changes in the CCIC Contributed Shares by reason of dividends payable in stock of CCIC, distributions, issuance of stock, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other similar changes with regard to CCIC Common Stock occurring following the date that the CCIC Contributed Shares were contributed to the Company by CCIC Member, and together with all cash, securities (and rights and interests therein) and other property received or receivable with respect to the CCIC Contributed Shares, all as detailed on Exhibit A attached hereto and made a part hereof (collectively, the "CCIC Shares"). The CCIC Shares are Simultaneously with the execution and delivery of this Agreement, the Company shall deliver or cause to be delivered to BAM the stock


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certificates representing the CCIC Shares, either duly endorsed for transfer or accompanied by the appropriate stock transfer.

      2. REPRESENTATIONS AND WARRANTIES.

            (a) Representations and Warranties of BAM. BAM represents and warrants to the Company as of the date hereof as follows:

                  (i) BAM is the sole record and beneficial owner of the Redeemed Interest, and BAM owns the Redeemed Interest free and clear of all liens, security interests, encumbrances and restrictions whatsoever, except as provided in the Operating Agreement of the Company.

                  (ii) The execution, delivery and performance of this Agreement by BAM will not (A) violate or conflict with any term or provision of the certificate of incorporation, by laws or other organizational documents of BAM,
(B) violate any provision of any judgment, writ, order or decree (collectively, "Judgment"), or any law, rule or regulation (collectively, "Law") that is applicable to BAM or any of its Affiliates, (C) require any consent, approval, waiver or other action by any natural person, organization or legal entity ("Person") under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of BAM or any of its Affiliates, or to a loss of any benefit to which BAM or any of its Affiliates is entitled under, any material agreement or other instrument binding upon BAM or any of its Affiliates, or (D) require any consent, approval, waiver or other action by, or notice to, any court or administrative or governmental agency or body.

                  (iii) There is no action, suit, investigation or proceeding, governmental or otherwise ("Proceeding"), pending (or, to BAM's knowledge, threatened) against BAM or any of its Affiliates or any of their respective directors, officers, employees or agents relating to the Redeemed Interest, nor is there any basis for such a Proceeding known to BAM. BAM has no obligation, absolute or contingent, to any other Person to sell the Redeemed Interest except as provided in the Operating Agreement of the Company.

                  (iv) BAM has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or agents commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

                  (v) BAM understands that the CCIC Shares have not been registered under the Securities Act of 1933, as amended ("Act"), and may be resold only if registered pursuant to the provisions of the Act (including, without limitation, pursuant to the registration rights granted by CCIC to Cellco Partnership, a Delaware general partnership, and Cellco Partnership's successors and assigns including, without limitation, BAM, pursuant to the Formation Agreement dated December 8, 1998, as amended, relating to the formation of Crown Atlantic Company LLC, Crown Atlantic


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Holding Sub LLC and Crown Atlantic Holding Company LLC) or if an exemption from registration is available, except under the circumstances where neither such registration nor such exemption is required by law.

                  (v) BAM, its direct and indirect subsidiaries, and such other entities that are controlled by BAM or any of its direct and indirect subsidiaries and whose financial results are included in the consolidated financial statements of BAM or any such subsidiary, and taken as a whole, are, and after the consummation of the transactions contemplated by this Agreement will be, Solvent (defined below). As used herein, the term "Solvent" means and refers to, with respect to any Person on a particular date, that on such date
(A) the fair value on the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (B) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (C) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (D) such Person is not engaged in business or a transaction, for which such Person's property would constitute an unreasonable small capital.

            (b) Representations and Warranties of the Company. The Company represents and warrants to BAM as of the date hereof as follows:

                  (i) The Company is the sole record and beneficial owner of CCIC Shares, and the Company owns the CCIC Shares free and clear of all liens, security interests, encumbrances and restrictions whatsoever, except as provided in the Operating Agreement of the Company.

                  (ii) The execution, delivery and performance of this Agreement by the Company will not (A) violate any provision of Judgment or Law that is applicable to the Company or any of its Affiliates, (B) require any consent, approval, waiver or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Affiliates, or to a loss of any benefit to which the Company or any of its Affiliates is entitled under, any material agreement or other instrument binding upon the Company or any of its Affiliates, or (C) require any consent, approval, waiver or other action by, or notice to, any court or administrative or governmental agency or body.

                  (iii) There is no Proceeding pending (or, to the Company's knowledge, threatened) against the Company or any of its Affiliates or any of their respective officers, employees or agents relating to the transactions contemplated by this Agreement, nor is there any basis for such a Proceeding known to the Company. The Company has no obligation, absolute or contingent, to any other Person to sell any of the CCIC except as provided in the Operating Agreement of the Company.


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                  (iv) The Company has not incurred any obligations or
liability, contingent or otherwise, for brokers' or finders' fees or agents commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

                  (v) The Company, its direct and indirect subsidiaries, and such other entities that are controlled by the Company or any of its direct and indirect subsidiaries and whose financial results are included in the consolidated financial statements of the Company or any such subsidiary, and taken as a whole, are, and after the consummation of the transactions contemplated by this Agreement will be, Solvent.

      3. MISCELLANEOUS.

            (a) Binding Effect. All the provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of BAM and the Company.

            (b) Governing, Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to any conflict of laws principles).

            (c) Transaction Taxes. The Company shall (i) pay any sales, use, transfer, documentary, registration, stamp and other similar taxes (including related penalties, additions to tax and interest) that are payable in connection with the transactions contemplated by this Agreement ("Transaction Taxes"), and
(ii) be responsible for remitting such Transaction Tax to the appropriate taxing authority.

            (d) Expenses. Except as otherwise provided in this Agreement, BAM and the Company shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

            (e) Further Assurances. BAM and the Company shall from time to time after the date hereof, at the request of any other party, execute and deliver to the requesting party such other instruments and documents as the requesting party may reasonably require in order to carry out and consummate the transactions contemplated by this Agreement.

            (f) Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

            (g) Survival. The provisions of Section 2 shall survive the consummation of the transactions contemplated by this Agreement.


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            (h) Headings. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

            (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                        CROWN ATLANTIC HOLDING COMPANY LLC

                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

                                          By: /s/ W. Benjamin Moreland
                                              ----------------------------------
                                              Name: W. Benjamin Moreland
                                              Title:  Senior Vice President

                                        BELL ATLANTIC MOBILE, INC.

                                          By: /s/ Stephen Heimann
                                              ----------------------------------
                                              Name:  Stephen Heimann
                                              Title: Vice President and
                                                     Assistant Secretary


                         JOINDER OF CCA INVESTMENT CORP.

         The undersigned hereby joins in the execution and delivery of this Agreement for the sole purpose of expressing its consent to the transactions contemplated by this Agreement.

                                        CCA INVESTMENT CORP.

                                          By: /s/ W. Benjamin Moreland
                                              ----------------------------------
                                              Name: W. Benjamin Moreland
                                              Title:  Senior Vice President


                                          Date:                     , 2003
                                               ---------------------


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                   JOINDER OF CROWN CASTLE INTERNATIONAL CORP.

         The undersigned hereby joins in the execution and delivery of this Agreement for the sole purpose of confirming that (a) all of the CCIC Shares (i) have been duly authorized and validly issued, are fully paid and nonassessable,
(ii) were not issued in violation of the terms of any agreement binding upon the undersigned, and (iii) were issued in compliance with all applicable charter documents of the undersigned and all applicable federal and state securities or "blue sky" laws and regulations, and (b) there are, and have been, no preemptive rights with respect to the CCIC Shares.

                                        CROWN CASTLE INTERNATIONAL CORP.

                                          By: /s/ W. Benjamin Moreland
                                              ----------------------------------
                                              Name: W. Benjamin Moreland
                                              Title:  Senior Vice President


                                          Date:                     , 2003
                                               ---------------------


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                                    EXHIBIT A

                                   CCIC SHARES

15,597,783 shares of validly issued, fully-paid and non-assessable shares of Common Stock of Crown Castle International Corp., together all changes in the CCIC Contributed Shares by reason of dividends payable in stock of CCIC, distributions, issuance of stock, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other similar changes with regard to CCIC Common Stock occurring following the date that the CCIC Contributed Shares were contributed to the Company by CCIC Member, and together with all cash, securities (and rights and interests therein) and other property received or receivable with respect to the CCIC Contributed Shares.


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